UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 25, 2026

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Waterview Drive

Shelton, Connecticut 06484

(Address of principal executive offices)

(203) 922-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.

On February 25, 2026, Pitney Bowes Inc. (“Pitney Bowes” or, the “Company”) announced that it intends to offer, subject to market and other conditions, an additional $200,000,000 principal amount of its 7.250% Senior Notes due 2029 (the “Additional Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will constitute a further issuance of, form a single series with, and have identical terms to (other than the initial offering price, the issue date and the first interest payment date) the Company’s 7.250% Senior Notes due 2029 originally issued by the Company on March 19, 2021 (the “Original Notes” and, together with the Additional Notes, the “Notes”).

The Company intends to use the net proceeds from the offering of the Additional Notes for general corporate purposes, including the repayment, repurchase or refinancing of other indebtedness of the Company.

The Original Notes are, and the Additional Notes will be, senior unsecured obligations of the Company and will be guaranteed fully, unconditionally, and jointly and severally by each of the Company’s existing and future wholly owned U.S. subsidiaries that guarantees the Company’s existing credit agreement, existing senior notes or any other series of capital markets debt with an aggregate principal amount outstanding in excess of $100 million. The Notes bear interest at the rate of 7.250% per annum and mature on March 15, 2029, unless redeemed or repurchased earlier.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Additional Notes, the Original Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of Additional Notes is being made within the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in “offshore transactions” (as defined in Regulation S under the Securities Act). Any offers of the Additional Notes will be made only by means of a private offering memorandum. None of the Additional Notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. No assurance can be made that the offering of the Additional Notes will be completed on its anticipated terms, or at all.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing and completion of the offering of the Additional Notes and the anticipated use of proceeds from the offering. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the other factors as more fully outlined in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Lauren Freeman-Bosworth
	Name:	Lauren Freeman-Bosworth
Date: February 25, 2026	Title:	Executive Vice President, General Counsel and Corporate Secretary